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                                                                    EXHIBIT 4.12

                             SUPPLEMENTAL INDENTURE

          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), of January 25, 1999, among Protection One Alarm Monitoring, dated as Inc., a Delaware corporation (the "Company"), Protection One International, Inc., a Delaware corporation ("International"), Protection One Investments, Inc., a Delaware corporation ("Investments"), Network Multi-Family Security Corporation, a Delaware corporation ("Network"), Comsec/Narragansett Security, Inc., a Delaware corporation ("Comsec"), collectively with International, Investments and Network, the "Guaranteeing Subsidiaries" and individually each a "Guaranteeing Subsidiary"), and The Bank of New York, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of August 17, 1998 providing for the issuance of an aggregate principal amount of up to $250,000,000 of its 7 3/8% Senior Notes due 2005 (the "Notes");

          WHEREAS, WestSec, Inc., a Kansas corporation ("WestSec"), and Westar Security, Inc., a Kansas corporation ("Westar"), were parties to the Indenture as guarantors;

          WHEREAS, WestSec and Westar have since merged with and into the Company;

          WHEREAS, each of International, Network and Comsec is a wholly owned subsidiary of the Company and Investments is a wholly-owned subsidiary of Protection One, Inc., a Delaware corporation and parent of the Company;

          WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the
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Indenture on the terms and conditions set forth herein (the "Note Guarantee");
and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. WESTSEC AND WESTAR. It is acknowledged that each of WestSec and Westar has ceased to be liable on its Note Guarantee because it is no longer a Subsidiary of the Company. Furthermore, the definition of "Guarantors" in the Indenture is hereby amended to remove the references to WestSec and Westar.

          3. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees as follows:

            (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

               (i) the principal of and interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest and Liquidated Damages, if any, on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and

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               (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

          (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

          (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

          (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the

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Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or to due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

          (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

          (i) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

          4. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such note Guarantee.

          5. EACH GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN
TERMS.

            (a) Each Guaranteeing Subsidiary may not consolidate with or merger with or into (whether or not such

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Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor except in accordance with Article 5 of the Indenture.

            (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

            (c) Except as set forth in Articles 4 and 5 and Section 10.05 of
Article 10 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

          6. RELEASES.

            (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other
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disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee. Upon delivery by the Company to the trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

            (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

          7. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          8. NEW YORK LAW TO GOVERN, THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          9. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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          10. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

          11. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of January 25, 1999.

                            PROTECTION ONE, INC.


                            By: /s/ Thomas K. Rankin
                                ---------------------------------------------
                                Thomas K. Rankin
                                Executive Vice President


                            PROTECTION ONE ALARM MONITORING, INC.


                            By: /s/ Thomas K. Rankin
                                ---------------------------------------------
                                Thomas K. Rankin
                                President and Chief
                                Executive Officer


                            PROTECTION ONE INTERNATIONAL, INC.


                            By: /s/ Thomas K. Rankin
                                ---------------------------------------------
                                Thomas K. Rankin
                                Vice President


                            PROTECTION ONE INVESTMENTS, INC.


                            By: /s/ Thomas K. Rankin
                                ---------------------------------------------
                                Thomas K. Rankin
                                Vice President


                            NETWORK MULTI-FAMILY SECURITY CORPORATION

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                            By: /s/ Patrick McColpin
                                ---------------------------------------------
                                Patrick McColpin
                                Vice President


                            COMSEC/NARRAGANSETT SECURITY, INC.


                            By: /s/ Thomas K. Rankin
                                ---------------------------------------------
                                Thomas K. Rankin
                                President


                            THE BANK OF NEW YORK
                                as Trustee


                            By: /s/ Remo J. Reale
                                ---------------------------------------------
                                Name:  Remo J. Reale
                                Title: Assistant Vice
                                       President

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